Exhibit 4.3

                            CERTIFICATE OF TRUST


     The undersigned, the trustees of UDS Capital I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is "UDS Capital I."

     2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:


            The Bank of new York (Delaware)
            23 White Clay Center
            Route 273
            Newark, Delaware  19711

     3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  June 5, 1997


                                       /s/ H. Pete Smith
                                   Name:   H. Pete Smith
                                   Title:  Trustee

                                       /s/ Steve Blank
                                   Name:   Steve Blank
                                   Title:  Trustee


                                   The Bank of New York (Delaware),
                                   as Trustee


                                   By: /s/ Walter N. Gitlin
                                   Name:   Walter N. Gitlin
                                   Title:  Authorized Signatory

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